Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283242

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 11, 2024)

Red Cat Holdings, Inc.

6,448,276 Shares of Common Stock

We are offering 6,448,276 shares of our common stock, $0.001 par value per share (our “common stock”), pursuant to this prospectus supplement and the accompanying prospectus to certain institutional investors. The purchase price of each share of common stock to the purchasers identified in the securities purchase agreement dated June 17, 2025, by and among us and the purchasers listed on the signature pages thereto (the “SPA”) is $7.25 per share.

Our common stock is traded on The Nasdaq Capital Market under the symbol “RCAT.” On June 16, 2025, the last sale price of our common stock as reported on The Nasdaq Capital Market was $9.19 per share.

We have retained Northland Securities, Inc. to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount and has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the Placement Agent certain cash fees set forth in the table below, which assumes that we sell all of the securities we are offering pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus as well as those described in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

	Per Share	Total
Offering price	$7.250	$46,750,001
Placement Agent fees (1)	$0.435	$2,805,000
Proceeds, before expenses, to us	$6.815	$43,945,001

(1)	Consists of a cash fee of 6.0% of the aggregate gross proceeds in this offering. In addition, we have agreed to pay expenses of legal counsel and other out-of-pocket expenses in an amount not to exceed $35,000. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about June 18, 2025, subject to satisfaction of certain customary closing conditions.

Exclusive Placement Agent

Northland Capital Markets

The date of this prospectus supplement is June 17, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of our common stock we are currently offering and certain other matters relating to us and our business and financial condition. The second part is the accompanying prospectus, including the documents incorporated by reference, which gives more general information about the securities we may offer from time to time, some of which does not apply to our common stock we are currently offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement or any documents incorporated by reference herein will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We and the placement agent have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

Any statement in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in the accompanying prospectus or this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

All references in this prospectus supplement and the accompanying prospectus to “Red Cat,” the “Company,” “we,” “us,” “our,” or similar terms refer to Red Cat Holdings, Inc. and its subsidiary taken as a whole, except where the context otherwise requires or as otherwise indicated.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview

We are a drone technology company integrating robotic hardware and software for military, government and commercial operations. The Company was originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. (“Red Cat” or the “Company” or “we”) and our operating focus to the drone industry.

Prior to the share exchange agreement, Propware was focused on the research and development of software solutions that could provide secure cloud-based analytics, storage and services for the drone industry. Following the share exchange agreement and its name change, Red Cat has completed a series of acquisitions and financings which have broadened the scope of its activities in the drone industry. These acquisitions included:

●	In January 2020, the Company acquired Rotor Riot, a reseller of drones and related parts, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. The total purchase price was $2.0 million. Rotor Riot was sold in February 2024 to Unusual Machines.

●	In November 2020, the Company acquired Fat Shark which sells consumer electronics products to the first-person view (“FPV”) sector of the drone industry. Fat Shark’s flagship products are headsets with a built-in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera typically mounted on an aerial platform or drone. The total purchase price was $8.4 million. Fat Shark was sold in February 2024 to Unusual Machines.

●	In May 2021, the Company acquired Skypersonic, a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world. Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is denied or unavailable. The total purchase price was $2.8 million. Skypersonic’s technology has been redirected to military applications and its operations consolidated into Teal.

●	In August 2021, the Company acquired Teal, a leader in providing sophisticated and complex unmanned aerial vehicle (“UAV”) technology, primarily drones, to government and commercial enterprises, most notably, the military. Teal manufactures drones approved by the U.S. Department of Defense for reconnaissance, public safety, and inspection applications. The total purchase price was $10.0 million.

●	In September 2024, the Company acquired FlightWave Aerospace Systems Corporation, an industry-leading provider of VTOL drone, sensor and software solutions, under an Asset Purchase Agreement. As part of the acquisition, the Company created a new subsidiary, FW Acquisition Inc. for ongoing operations. The total purchase price was $14.0 million.

Third Amendment to Lind Secured Note Financing

On June 17, 2025, the Company entered into a (i) Third Amendment to Senior Secured Convertible Promissory Note and Warrant Issued February 10, 2025 with Lind Global Asset Management XI LLC (“Lind XI”) and (ii) Second Amendment to Warrant Issued November 26, 2024 between the Company and Lind Global Asset Management X LLC (“Lind X,” , together with Lind XI, “Lind”) (collectively, the “Lind Amendment”), dated and effective June 17, 2025, which amended the: (A) senior secured convertible promissory note (the “Promissory Notes”) issued thereunder; (B) Common Stock Purchase Warrant to purchase up to 1,000,000 shares of the Company’s common stock, issued from the Company to Lind XI on February 10, 2025, as amended (the “Feb ’25 Warrant”); and (C) Common Stock Purchase Warrant to purchase up to 326,000 shares of the Company’s common stock, issued from the Company to Lind X on November 26, 2024, as amended (the “Nov ’24 Warrant” and, together with the Feb ’25 Warrant, the “Warrants”).

Under the terms of the Lind Amendment, and in exchange for Lind waiving its right to purchase up to 20% of the securities issued in an equity financing, the Company and Lind amended the Promissory Note and the Warrants to (1) exempt any adjustments from this offering to the conversion price of the Promissory Notes and exercise price of the Warrants; (2) remove the Company’s election to pay, in certain circumstances, up to 50% of the conversion amount under the Promissory Note in cash; and (3) remove the Company’s right to prepay the Promissory Note.

Corporate Information

Our principal executive offices are located at 15 Ave. Munoz Rivera Ste 2200, San Juan, Puerto Rico 00901 and our telephone number at that address is (800) 466-9152. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

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THE OFFERING

Common Stock Offered by Us	6,448,276 shares of common stock.

Common Stock to be Outstanding Immediately After this Offering (1)	98,424,123 shares of common stock based on 91,975,847 shares of common stock outstanding as of June 13, 2025.

Use of Proceeds	We estimate that we will receive net proceeds from this offering of approximately $43.8 million after deducting our estimated offering expenses. We intend to use the net proceeds to us from this offering for general corporate and working capital purposes, including but not limited to operating expenditures related to our new unmanned surface vessel division. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-3 of this prospectus supplement and page 8 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “RCAT.”

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 91,975,847 shares of our common stock outstanding as of June 13, 2025, and excludes, as of March 31, 2025:

●	3,992,862 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) with a weighted-average exercise price of $1.27 per share;

●	1,018,958 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. Omnibus Equity Incentive Plan (the “2024 Plan”) with a weighted-average exercise price of $5.21 per share;

●	22,959,042 shares of Common Stock reserved for future issuance under the 2024 Plan;

●	1,831,433 shares of Common Stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $6.29 per share; and

●	Any shares of Common Stock issuable upon conversion of the Promissory Note.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of options or warrants or conversion of the convertible notes and preferred stock described above.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Transition Report on Form 10-KT, as updated by our subsequent quarterly reports on Form 10-Q and other future filings, reports and documents under the Exchange Act, that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

In addition, please read the section of this prospectus captioned “Cautionary Statement Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations. Investment in the securities offered pursuant to this prospectus involves risks and uncertainties. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to This Offering and Our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	adverse economic conditions, trade policies, political conditions, outbreaks of war, disasters, or regulatory or other policy changes in states or countries where we have a concentration of our business;

●	fluctuations in our financial results, revenues and expenses;

●	quarterly and annual variations in our operating results;

●	changes in the market’s expectations about our operating results;

●	loss of revenues;

●	fluctuations in foreign currency exchange rates;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	news reports relating to trends in our markets

●	changes in laws and regulations affecting our business;

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●	material announcements by us or our competitors;

●	the impact or perceived impact of developments relating to our acquisitions such as the Transactions, including the possible perception by securities analysts or investors that such acquisitions divert management attention from our core operations;

●	market volatility;

●	changes in the U.S.-based credit markets;

●	changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate;

●	a downgrade to our corporate credit rating, the credit ratings of our outstanding debt or other market speculation;

●	general conditions in the industries in which we operate;

●	our investments in geographic expansion and to increase our presence in existing markets;

●	our ability to successfully execute our growth strategy;

●	a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us;

●	legal proceedings;

●	our ability to comply with non-U.S. laws, regulations and policies; and

●	sales of substantial amounts of shares of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur.

In recent years, the stock market, and in particular, our industry sector, has experienced significant price and volume fluctuations. Such fluctuations, as well as general political conditions, the current economic conditions, or interest rate or currency rate fluctuations, could adversely affect the market price of our common stock. This volatility frequently has occurred without regard to the operating performance of the affected companies, and the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, which could materially reduce our share price.

Our stock price may be negatively affected by fluctuations in our financial results.

The market price of our common stock may be subject to fluctuations due not only to general economic and stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects, liquidity or this offering. Our operating results, revenues and expenses may also fluctuate for many other reasons, many of which are outside of our control, such as: competition; our ability to control expenses; loss of revenues; changes or consolidation in the industries in which we operate; our investments in geographic expansion and to increase our presence in existing markets; interest rate fluctuations; successful execution of our strategic growth plans; managerial execution; employee retention; growing risks associated with international operations; foreign currency and exchange rate fluctuations; inflation; litigation; acquisitions of other companies or assets; or our investments in other corporate resources. In addition, changes in accounting policies or practices may affect our level of net income. Fluctuations in our financial results, revenues and expenses may cause the market price of our common stock to decline.

If securities or industry press or analysts cease covering our common stock, publish negative research or reports about our business, or if they change their recommendations regarding our common stock adversely, the share price and trading volume of our common stock could decline.

The trading market for shares of our common stock may be influenced by the articles, research and reports that industry or securities analysts and press publish about us or our business. If one or more of the analysts who cover us downgrade our common stock, or if industry press publishes negative articles about our Company, the share price of our common stock would likely decline. If one or more of these analysts ceased coverage of our Company or failed to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

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Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates.

If you purchase securities in this offering, you may experience future dilution as a result of future equity offerings.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Therefore, any return to shareholders will be limited to the increase, if any, of our share price.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

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Risks Related to Our Operations

Our financial success is dependent on contracts awarded through a lengthy, uncertain and competitive process

Certain federal government, as well as commercial contracts, are awarded through a lengthy, uncertain and competitive process that could be a year or more from the initial solicitation to final contract award. We expect that certain business we seek in the foreseeable future will be awarded through lengthy and competitive procedures. Competitive contractual processes impose substantial upfront costs and present a number of risks and uncertainties, including:

●	the substantial cost and managerial time and effort that we spend to prepare bids and proposals for contracts that may not be awarded to us;

●	potential requirements to prove a performance guarantee as part of a bid submission;

●	the expense and delay that we may face if our competitors protest or challenge contract awards made to us pursuant to competitive procedures;

●	that any such process requires resubmission of offers, or termination, reduction, or modification of the awarded contract; and

●	failure to obtain certain such contracts or awards upon which our business is dependent.

The risks we face in the process to secure contracts may be substantial and, to the extent we participate in such processes and are unable to win particular contracts, there may be a negative effect on our operating results and substantial impact on our realized revenues.

Risks Related to Being a Public Company

We identified a material weaknesses in internal control over financial reporting, and may in the future identify additional material weaknesses. Until we remediate the identified material weakness or if we identify additional material weaknesses, we may not be able to accurately and timely report our financial results, in which case our business may be harmed and investors may lose confidence in the accuracy and completeness of our financial reports.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

In connection with the Company’s evaluation of internal control over financial reporting, we identified instances in which we were unable to employ sufficient resources to enable us to have an adequate level of supervision and segregation of duties. Therefore, management concluded that we did not have a comprehensive and formalized accounting and financial reporting policies and procedures manual by which management could monitor potential errors or technical accounting requirements. While this material weakness did not result in a material misstatement to the consolidated financial statements presented in our Transition Report on Form 10-KT filed on March 31, 2025, our Quarterly Report on Form 10-Q filed on May 14, 2025, nor in any restatements of consolidated financial statements previously reported by us, it could in the future result in misstatements or restatements of our financial statements.

We are in the process of implementing measures designed to improve our internal control over financial reporting and remediate the deficiencies that led to the material weaknesses, including training, designing and implementing new control activities, and enhancing existing control activities.

We are working to remediate the material weaknesses as efficiently and effectively as possible and expect full remediation. At this time, we cannot provide an estimate of costs expected to be incurred or precise timing in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in the Company incurring additional costs, and will place additional demands on our financial and operational resources.

If we are unable to successfully remediate existing or any future material weaknesses in our internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected, investors may lose confidence in our financial reporting, and/or we could become subject to litigation or investigations by The Nasdaq Capital Market, the SEC or other regulatory authorities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain certain forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this Prospectus, including information incorporated by reference herein, as well as any other oral or written statement made in press releases or otherwise by us or on our behalf, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “believes,” “will,” “expects,” “anticipates,” “estimates,” “predicts,” “potential,” “continues,” “intends,” “plans” and “would” or the negative of these terms or other comparable terminology. For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, and plans are all forward-looking statements. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our company, are not guarantees of future results or performance and involve substantial risks and uncertainty. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the risks and uncertainties inherent in our statements regarding:

●	the market and sales success of our existing and any new products;

●	our ability to raise capital when needed and on acceptable terms;

●	our ability to make acquisitions and integrate acquired businesses into our company;

●	our ability to attract and retain management;

●	the intensity of competition;

●	changes in the political and regulatory environment and in business and economic conditions in the United States and globally;

●	changes in macroeconomic conditions, including inflation, interest rates, and geopolitical conflicts;

●	the imposition or increase of tariffs and other trade barriers that could impact the cost of raw materials, components, and finished goods;

●	delays or disruptions in our supply chain due to global trade restrictions or political instability; and

●	fluctuations in customer demand in response to broader economic conditions.

All of our forward-looking statements are as of the date of this prospectus only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this prospectus that modify or impact any of the forward-looking statements contained in this prospectus will be deemed to modify or supersede such statements in this prospectus.

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USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $43.8 million after deducting our estimated offering expenses.

We currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate and working capital purposes, including but not limited to operating expenditures related to our new unmanned surface vessel division. This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors - Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.” Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering or the amounts we will spend on the uses set forth above.

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DILUTION

If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the effective public offering price per share of $7.25 per share of common stock and our as-adjusted pro forma net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2025, our net tangible book value was approximately $3.2 million, or approximately $0.04 per share.

After giving effect the issuance of 4,725,412 shares sold through a registered direct offering on April 10, 2025 for which we received net proceeds of approximately $28.0 million, our pro forma net tangible book value as of March 31, 2025 would have been $31.2 million, or $0.35 per share.

Based on the sale by us in this offering of 6,448,276 shares of common stock at an offering price of $7.25 per share for net proceeds of approximately $43.8 million after deducting estimated offering expenses and placement agent fees and expenses payable by us, our as adjusted pro forma net tangible book value as of March 31, 2025 was approximately $75.0 million, or $0.77 per share of our common stock. This represents an immediate increase in as adjusted pro forma net tangible book value to existing stockholders of $0.42 per share of our common stock and an immediate dilution to purchasers in this offering of $6.48 per share of our common stock.

The following table illustrates this per-share of our common stock dilution:

Effective offering price per share of common stock		$7.25
Pro forma net tangible book value per share as of March 31, 2025	$0.35
Increase in pro forma net tangible book value per share attributable to this offering	$0.42
As adjusted pro forma net tangible book value per share as of March 31, 2025 after giving effect to this offering		$0.77
Dilution per share to the new investor in this offering		$6.48

The total number of shares of our common stock reflected in the discussion and tables above is based on 85,647,618 shares of our common stock outstanding as of March 31, 2025, but excludes the following as of such date:

●	3,992,862 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) with a weighted-average exercise price of $1.27 per share;

●	1,018,958 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. Omnibus Equity Incentive Plan (the “2024 Plan”) with a weighted-average exercise price of $5.21 per share;

●	22,959,042 shares of Common Stock reserved for future issuance under the 2024 Plan;

●	1,831,433 shares of Common Stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $6.29 per share; and

●	Any shares of Common Stock issuable upon conversion of the Promissory Note.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of common stock. The following description of our shares of common stock summarizes the material terms and provisions thereof, including the material terms of the shares of common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “RCAT.” Our transfer agent is Equity Stock Transfer, LLC. Its mailing address is 237 West 37th Street. Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757.

PLAN OF DISTRIBUTION

We have engaged Northland Securities, Inc. to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors pursuant to the terms of the securities purchase agreement. We may not sell the entire amount of securities offered pursuant to this prospectus supplement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 18, 2025, subject to satisfaction of customary closing conditions.

Fees and Expenses

The following table shows, on a per share and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Share	Total
Offering price	$7.250	$46,750,001
Placement agent fees(1)	$0.435	$2,805,000
Proceeds to Red Cat Holdings, Inc. before expenses	$6.815	$43,945,001

(1)	We have agreed to pay the placement agent in connection with this offering a cash fee equal to 6.0% of the aggregate gross proceeds from the sale of the securities in this offering.

We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $0.3 million.

Determination of Offering Price

The public offering price per share we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Common Stock prior to this offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include the history and prospects of our company, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

S-10

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the fee in this offering calculated based on the aggregate purchase price of any investor who was brought over-the-wall by the Placement Agent during the term of its engagement, in any subsequent offering during the twelve-month period following expiration or termination of our engagement with the Placement Agent.

Lock-up Agreements

We and each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 30 days following the date of this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, or sell any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, subject to certain customary exceptions. The Placement Agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed to not effect variable rate financings for the same period following the closing of the offering, subject to certain exceptions. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the placement agent may be required to make for these liabilities.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “RCAT.” On June 16, 2025, the last reported sale price of our common stock on Nasdaq was $9.19 per share.

S-11

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Ladenburg Thalmann & Co. Inc. acted as a financial advisor to the Company in connection with the offering and received a fee of $280,500.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC. Its mailing address is 237 West 37th Street. Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757.

Electronic Distribution

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by the placement agent. The placement agent may distribute prospectuses electronically. The placement agent may agree to allocate a number of shares of common stock for sale to its online brokerage account holders.

Other than this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by the placement agent is not part of this prospectus supplement, the accompanying base prospectus or the documents incorporated herein and therein by reference, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase common stock. The placement agent is not responsible for information contained in websites that they do not maintain.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Faegre Drinker Biddle & Reath is counsel to the placement agent in connection with this offering.

EXPERTS

Our consolidated financial statements incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 15 Ave. Munoz Rivera, Ste 2200 San Juan, Puerto Rico, (800) 466-9152.

S-12

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have filed with the SEC are incorporated by reference and made a part of this prospectus:

●	our Transition Report on Form 10-KT for the transition period ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the SEC on August 8, 2024;

●	portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into Part III of the Transition Report, filed with the SEC on April 28, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 14, 2025;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 12, 2025, March 17, 2025, April 2, 2025, April 10, 2025, April 11, 2025/April 11, 2025, April 21, 2025, and May 22, 2025/May 22, 2025; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, Ste. 2200, San Juan, PR 00901; (800) 466-9152.

S-13

PROSPECTUS

Red Cat Holdings, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

and

Up to 23,742,666 Shares of Common Stock Offered by Selling Stockholders

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. In addition, the selling stockholders may from time to time offer to sell up to 23,742,666 shares of our common stock. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell, or a selling stockholder offers and sells, securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “RCAT.” On November 13, 2024, the last reported sales price for our common stock was $3.82 per share.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 8, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We, or a selling stockholder, may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, or our public float, was approximately $187,660,870 as of November 1, 2024. Accordingly, we are eligible to use Form S-3 for primary offerings pursuant to General Instruction I.B.1.

The date of this prospectus is December 11, 2024.

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You should rely only on information contained in this prospectus. We and the selling stockholders have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. The selling stockholders may sell up to 23,742,666 shares of common stock in one or more offerings. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we or a selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Red Cat,” “Red Cat Holdings,” the “Company,” “we,” “our” or “us” in this prospectus refer to Red Cat Holdings, Inc., unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

ABOUT RED CAT HOLDINGS, INC.

Overview

The Company was originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. (“Red Cat” or the “Company” or “we”) and our operating focus to the drone industry.

Prior to the share exchange agreement, Propware was focused on the research and development of software solutions that could provide secure cloud-based analytics, storage and services for the drone industry. Following the share exchange agreement and its name change, Red Cat has completed a series of acquisitions and financings which have broadened the scope of its activities in the drone industry. These acquisitions included:

● In January 2020, we acquired Rotor Riot, a reseller of drones and related parts, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. The total purchase price was $2.0 million.

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● In November 2020, the Company acquired Fat Shark which sells consumer electronics products to the first-person view (“FPV”) sector of the drone industry. Fat Shark’s flagship products are headsets with a built-in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera typically mounted on an aerial platform or drone. The total purchase price was $8.4 million.

● In May 2021, we acquired Skypersonic, a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world. Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is denied or unavailable. The total purchase price was $2.8 million.

● In August 2021, the Company acquired Teal, a leader in providing sophisticated and complex unmanned aerial vehicle (“UAV”) technology, primarily drones, to government and commercial enterprises, most notably, the military. Teal manufactures drones approved by the U.S. Department of Defense for reconnaissance, public safety, and inspection applications. The total purchase price was $10.0 million.

Following the Teal acquisition in August 2021, we concentrated on integrating and organizing these businesses. Effective May 1, 2022, we established the Enterprise segment and the Consumer segment to focus on the unique opportunities in each sector. The Enterprise segment’s initial strategy was to provide UAVs to commercial enterprises, and the military, to navigate dangerous military environments and confined industrial and commercial interior spaces. Subsequently, the segment narrowed its near-term attention on the military and other government agencies. Skypersonic’s technology has been redirected to military applications and its operations consolidated into Teal.

The Enterprise segment’s current business strategy is focused on providing integrated robotic hardware and software for use across a variety of applications. Its solutions provide critical situational awareness and actionable intelligence to on-the-ground warfighters and battlefield commanders as well as firefighters and public safety officials. Our Enterprise segment’s efforts are centered on developing and scaling an American made family of systems. We have since completed construction of a manufacturing facility in Salt Lake City and believe that an increased focus by the United States government and American businesses on purchasing products that are “Made in America” provide our Enterprise segment with a competitive advantage.

On February 16, 2024, we closed the sale of our Consumer segment, consisting of Rotor Riot and Fat Shark, to Unusual Machines, Inc. (or “Unusual Machines” or “UMAC”). The sale reflects our decision to focus our efforts and capital on defense where we believe there are more opportunities to create long term shareholder value.

Key Business Accomplishments during Fiscal 2024 and to date include:

Scaling Teal 2, a military-grade sUAS Designed to “Dominate the Night™”

Following its acquisition by Red Cat in August 2021, Teal accelerated efforts on the development of its next generation drone for our Enterprise segment. These efforts culminated in the launch of the Teal 2 in April 2023. The Teal 2 is the first small, unmanned aircraft system (“sUAS”) designed to “Dominate the Night”, when most combat operations take place, through its enhanced capabilities. The Teal 2 offers the latest intelligence, surveillance, and reconnaissance (“ISR”) technology and delivers time-critical information that enables the warfighter to make faster and smarter decisions.

The Teal 2 is manufactured exclusively at Teal’s purpose-built factory in Salt Lake City, Utah. Teal originally moved into the facility in October 2021. In January 2022, Teal doubled the size of the facility, which now totals approximately 22,000 square feet, to fully scale production capacity to meet the forecast growth in demand and to house its expanding team of software and technology engineers. We believe that maximum production capacity for this facility can reach 5,000 or more drones per month over the next few years, provided that additional capital investments are made and manufacturing efficiencies realized. Manufacturing in the United States, “Made in the USA,” is a critical consideration of the U.S. government and other state and local government agencies.

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During Fiscal 2024, Teal continued to scale the manufacturing facility, including dedicated teams for production and assembly, manufacturing engineering, supply chain and logistics, warranty and returns, as well as a flight operations team that is focused on manufacturing and quality assurance and quality control.

Designation of Teal 2 as Blue UAS received from U.S. Department of Defense

In June 2023, the Teal 2 received clearance from the U.S. Department of Defense (“DoD”) to be designated as a Blue UAS. The DoD defines these drones as NDAA (National Defense Authorization Act) compliant, validated as cyber secure, and safe to fly. This designation enables Teal to fill orders from federal, state, and local government agencies subject to oversight by the DoD, including those orders that were contingent upon receiving certification. In addition, many governments of allied nations are more likely to purchase Blue UAS approved drones. Teal’s legacy drone, the Golden Eagle, is also on the cleared list.

After the U.S. Army banned its forces from using Chinese-made quadcopters due to security risks (the radio controls of the drone are unencrypted and the devices could potentially capture, store and upload sensitive information to the Chinese government), the DoD began developing its own alternatives under a defense program known as Blue sUAS. Blue sUAS is an initiative of the Defense Innovation Unit (“DIU”), the only DoD organization focused on accelerating the adoption of commercial and dual use technology to solve operational challenges at a speed and scale that is faster and higher than normal for government agencies.

Red Cat Futures Initiative

In May 2024, we announced the formation of the Red Cat Futures Initiative (RFI). RFI is an independent, industry- wide consortium of robotics and autonomous systems (RAS) partners dedicated to putting the most advanced and interoperable uncrewed aircraft systems into the hands of warfighters. Anchored by Red Cat’s Teal Drones, the RFI unites the world’s most innovative UAS hardware and software companies focused on AI/ML, swarming, FPV, command and control, and payloads.

Founding members include Ocean Power Technologies (NYSE: OPTT), Sentien Robotics, Primordial Labs, Athena AI, Unusual Machines, Reach Power, Doodle Labs, and MMS Products. The shared goal is advocacy, integrations and comarketing that bridges considerable technology gaps through modular open architecture.

Government Contracts and Orders

The Enterprise segment is focused on U.S. federal government agencies, particularly the DoD, as its initial target market. Its longer term target customer base includes U.S. state and local government agencies, as well as governments of foreign allies. An overview of existing government contracts and recent developments include:

Selection for U.S. Army Short Range Reconnaissance Program of Record

On November 19, 2024, we announced that Teal was selected as the winner of the U.S. Army’s Short Range Reconnaissance (SRR) Program of Record. The goal of the program is to provide a small, rucksack portable, fully encrypted small, unmanned aircraft system (“sUAS”) that provides all Army infantry platoons (consisting of 20-50 soldiers) with situational awareness beyond the next terrain. The production selection was made after a test and evaluation process of Teal’s next generation sUAS, completed by the Army Project Management Office for Uncrewed Aircraft Systems, Army Maneuver Battle Lab, Army Test and Evaluation Command, and Army Operational Test Center.

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U.S. Border Patrol

$1.8 Million Purchase Order from U.S. Border Patrol

In September 2023, Teal was awarded a $1.8 million contract from U.S. Customs and Border Protection to provide Teal 2 systems to U.S. Border Patrol. The U.S. Border Patrol is using the Teal 2 to provide supplemental airborne reconnaissance, surveillance and tracking capability, enhancing situational awareness for U.S. field commanders and agents.

Customs and Border Protection Contract Worth up to $90 Million over Five Years

In December 2021, Teal was one of only five contractors designated to participate in a firm, fixed price, multiple award blanket purchase agreement (BPA) by the United States Customs and Border Protection. The BPA has an estimated value of $90 million in total over a 5-year period.

The Department of Homeland Security agencies can place orders through the BPA for unmanned aircraft systems (UAS). The drones will provide supplemental airborne reconnaissance, surveillance, and tracking capability to enhance situational awareness for field commanders and agents in areas that lack nearby traditional surveillance systems or available manned air support.

U.S. Defense Logistics Agency

In August 2023, Teal received two purchase orders totaling $5.2 million from the U.S. Defense Logistics Agency (DLA). Both orders were requested by U.S. Air Force Security Forces, whose role is to defend Air Force bases and installations.

The procurements were sourced by global operations support company Noble Supply & Logistics, LLC (NOBLE) as part of the DLA’s Special Operational Equipment Tailored Logistics Support (“SOE TLS Program”). NOBLE is a DLA- designated provider for the SOE TLS Program. This 10-year program, capped at $33 billion, covers the delivery of logistics support to federal agencies, military bases and other DLA customers worldwide, helping them meet their special operational equipment requirements.

NATO Allied Countries

In March 2024, Teal received $2.5 million in new contract awards with two NATO allied countries. As part of our expanded global sales strategy, the contract delivery featured Teal 2 drone systems, training, and accessories.

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Recent Developments

Acquisition from Flightwave Aerospace Systems Corporation; Contracts to Supply the Edge 130 Blue Drone

On September 4, 2024, the Company, Teal, Teal subsidiary FW Acquisition, Inc. entered into an Asset Purchase Agreement (the “APA”) with and Flightwave Aerospace Systems Corporation, a Delaware corporation (“Flightwave”). Under the APA, the Company acquired Flightwave’s assets used in designing, developing, manufacturing, and selling long range, AI-Powered Unmanned Aerial Vehicles for commercial use. The purchase price under the APA is equal to $14 million worth of shares of the Company’s common stock, payable as follows:

● $7 million worth of the Company’s common stock to be issued on September 30, 2024, at a price per share equal to the VWAP on such date, which was paid to the preferred shareholders of Flightwave as set forth in a schedule to the APA; and

● $7 million worth of the Company’s common stock to be issued on December 31, 2024, at a price per share equal to the VWAP on such date, of which (i) $2 million will be payable to preferred shareholders of Flightwave, and (ii) $5 million will be payable to common shareholders and option-holders of Flightwave as set forth in a schedule to the APA.

The acquisition brought the Edge 130, Flightwave’s Blue UAS approved military-grade tricopter, into Red Cat’s family of low-cost, portable unmanned reconnaissance and precision lethal strike systems. On October 6, 2024, the Company secured $1.6 million in contracts to supply the Edge 130 Blue drones to the U.S. Customs & Border Protection. On October 15, 2024, the Company secured a $1 million contract to supply Edge 130 Blue Drones to the United States Army Communications-Electronics Command (CECOM).

Financings with Lind Global Asset Management X LLC

On September 23, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Asset Management X LLC (“Lind”). Upon closing of the SPA, the Company received $8 million in funding from Lind in exchange for its issuance to Lind of a Senior Secured Convertible Promissory Note in the amount of $9,600,000 (the “Note”) and a Common Stock Purchase Warrant for the purchase of 750,000 shares of the Company’s common stock at a price of $6.50 per share, exercisable for 5 years (the “Warrant”). As additional consideration to Lind, the Company agreed to pay a commitment fee in the amount of $280,000, which may be paid by deduction from the funding to be received. The Note, which does not accrue interest, shall be repaid in eighteen (18) consecutive monthly installments in the amount of $533,334 beginning six months from the issuance date.

On November 26, 2024, we entered into a First Amendment to the SPA (the “SPA Amendment”). Upon closing of the SPA Amendment, we will receive an additional $6,000,000 in funding from Lind in exchange for our issuance to Lind of a new Senior Secured Convertible Promissory Note in the amount of $7,200,000 (the “Second Note”) and a Common Stock Purchase Warrant for the purchase of 326,000 shares of our common stock at a price of $9.20 per share, exercisable for 5 years (the “Second Warrant”). As additional consideration to Lind, we have agreed to pay a commitment fee in the amount of $210,000, which may be paid by deduction from the funding to be received. The Second Note, which does not accrue interest, shall be repaid in eighteen (18) consecutive monthly installments in the amount of $400,000 beginning six months from the issuance date.

Change in Fiscal Year End

On September 21, 2024, the Board of Directors of the Company approved a change to the Company’s fiscal year end from April 30 to December 31 in accordance with Article XIII of the bylaws of the Company that authorize the Board to change the Company’s fiscal year. The Company will file a transition report on Form 10-K for the transition period from May 1, 2024 to December 31, 2024.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K and our most recent Annual Report to Security Holders, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,200,000 shares have been designated Series A Preferred Stock and 4,300,000 shares have been designated Series B Preferred Stock. As of November 1, 2024, there were (i) 75,465,412 shares of common stock outstanding, (ii) no shares of Series A Preferred Stock outstanding, and (iii) 4,676 shares of Series B Preferred Stock outstanding that are convertible into 3,897 shares of common stock.

This description is intended as a summary and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated by-laws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock and preferred stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. Our common stock has no redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

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Common Stock Issuable Upon: (1) Conversion or Other Payment of Senior Secured Promissory Notes issued September 23, 2024 and November 26, 2024; and (2) Exercise of Common Stock Purchase Warrants issued September 23, 2024 and November 26, 2024.

On September 23, 2024, we entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Asset Management X LLC (“Lind”). Under the terms of the SPA, we issued to Lind: (1) a Senior Secured Convertible Promissory Note in the amount of $9,600,000 (the “Note”); and (ii) Common Stock Purchase Warrant for the purchase of 750,000 shares of our common stock at a price of $6.50 per share, exercisable for 5 years (the “Warrant”).

The Note, which does not accrue interest, shall be repaid in eighteen (18) consecutive monthly installments in the amount of $533,334 beginning six months from the issuance date. At our option, monthly payments can be increased up to $1,000,000 so long as our market capitalization is at least $50 million. In addition, if the Repayment Share Price (as defined below) is equal to or greater than $2.00, Lind can, at its option, increase the monthly payment amount up to $1,300,000 for up to two months. The monthly payments due under the Note may be made by the issuance of common stock valued at the Repayment Share Price, cash in an amount equal to 1.025 times the required payment amount, or a combination thereof. The Repayment Share Price is defined in the Note as ninety percent (90%) of the average of the five (5) consecutive lowest daily VWAPs for our common stock during the twenty (20) trading days prior to the payment date, subject to a floor price of $0.75 per share.

The Note may be converted by Lind from time to time at a price of $6.50 per share (the “Conversion Price”). The dollar amount of any conversions by Lind will be applied toward required Note payments in chronological order. The Note may be prepaid in whole upon 5 days’ notice, but in the event of a prepayment notice, Lind may convert up to 25% of principal amount due at the lesser of the Repayment Share Price (but only if the Repayment Share Price is equal to or greater than $2.00) or the Conversion Price.

On November 26, 2024, we entered into a First Amendment to the SPA (the “SPA Amendment”). Under the terms of the SPA Amendment, we issued to Lind: (1) an additional Senior Secured Convertible Promissory Note in the amount of $7,200,000 (the “Second Note”); and (ii) a Common Stock Purchase Warrant for the purchase of 326,000 shares of our common stock at a price of $9.20 per share, exercisable for 5 years (the “Second Warrant”).

The Second Note, which does not accrue interest, shall be repaid in eighteen (18) consecutive monthly installments in the amount of $400,000 beginning six months from the issuance date. At our option, monthly payments can be increased up to $750,000 so long as our market capitalization is at least $50 million. In addition, if the Repayment Share Price (as defined below) is equal to or greater than $2.00, Lind can, at its option, increase the monthly payment amount up to $975,000 for up to two months. The monthly payments due under the Second Note may be made by the issuance of common stock valued at the Repayment Share Price, cash in an amount equal to 1.025 times the required payment amount, or a combination thereof. The Repayment Share Price is defined in the Second Note as ninety percent (90%) of the average of the five (5) consecutive lowest daily VWAPs for our common stock during the twenty (20) trading days prior to the payment date, subject to a floor price of $0.75 per share.

The Second Note may be converted by Lind from time to time at a price of $9.20 per share (the “Conversion Price”). The dollar amount of any conversions by Lind will be applied toward upcoming Second Note payments in chronological order. The Second Note may be prepaid in whole upon 5 days’ notice, but in the event of a prepayment notice, Lind may convert up to 25% of principal amount due at the lesser of the Repayment Share Price (but only if the Repayment Share Price is equal to or greater than $2.00) or the Conversion Price.

A total of up to 23,476,000 shares of our common stock issuable upon: (i) conversions of the Note and the Second Note and/or payments under the Note and the Second Note made by issuance of common stock, as provided for therein; and (ii) exercises of the Warrant and the Second Warrant, may be offered hereby in a secondary offering for the account of Lind and/or its successors and assigns. The applicable prospectus supplement will specify the number of shares of common stock to be offered for the account of Lind and/or its successors and assigns.

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Common Stock Issuable Upon Exercise of Common Stock Purchase Warrants issued October 5, 2020.

On October 5, 2020, we closed a private offering of convertible promissory notes in the aggregate principal amount of $600,000. As additional consideration to the convertible note investors in that offering, we issued warrants to purchase an aggregate of 399,996 shares of our common stock, exercisable for five years (the “October 2020 Warrants”). Currently, October 2020 Warrants to purchase a total of 266,666 shares of our common stock remain issued and outstanding. The outstanding October 2020 Warrants are exercisable at a price of $1.50 per share, payable in cash, and will expire on October 5, 2025. The outstanding October 2020 Warrants are held by Cavalry Fund I, LP (66,666 warrants) and our Director, Nicholas Liuzza, Jr. (200,000 warrants).

A total of up to 266,666 shares of our common stock issuable upon exercises of the outstanding October 2020 Warrants may be offered hereby in a secondary offering for the account of Cavalry Fund I, LP, Mr. Liuzza, and/or their successors and assigns. The applicable prospectus supplement will specify the number of shares of common stock to be offered for the account of these warrant holders and/or their successors and assigns.

DESCRIPTION OF PREFERRED STOCK

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, in one or more series. Our articles of incorporation, as amended, provide that our Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of preferred stock in this prospectus and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

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Series A Convertible Preferred Stock

On May 15, 2019, we closed a Share Exchange Agreement (the “Exchange Agreement”) with Red Cat Propware, Inc., a Nevada corporation (“Red Cat Propware”) and its then current shareholders (the “Acquisition”) pursuant to which we acquired all of the issued and outstanding capital stock of Red Cat Propware in exchange for our issuance of our common stock and Series A Preferred Stock (“Series A Stock”) to the Red Cat Propware shareholders which constituted approximately 83.33% of our issued an outstanding share capital on a fully-diluted basis at such time. With the exception of shares held by our current Chief Executive Officer, Jeffrey Thompson, the convertibility of shares of Series A Stock is limited such that a holder of Series A Stock may not convert Series A Stock to our common stock to the extent that the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of common stock owned by the holder at such time, would result in the holder beneficially owning more than 4.99% of all of our outstanding common stock.

On May 15, 2019, we filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”). Pursuant to the Series A Certificate of Designation, the Company designated 2,200,000 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock has no stated value. In the event of a liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will not be entitled to a per share preferential payment but will be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of Common Stock, as if all shares of Series A Preferred Stock had been converted to Common Stock immediately prior to the distribution. Each share of Series A Preferred Stock is convertible at the option of the holder into 8.33 shares of common stock for every one share of Series A Preferred Stock held (the “A Conversion Rate”). The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock (the “Beneficial Ownership Limit”). The Beneficial Ownership Limit is inapplicable to a shareholder who, in advance issuance of Series A Preferred Stock, specifically waives such limitations and our Chief Executive Officer, Jeffrey Thompson, waived such limitations prior to the Red Cat Propware acquisition. Under the Series A Certificate of Designation, no consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series A Preferred Stock. There are no longer any shares of Series A Preferred Stock outstanding.

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Series B Convertible Preferred Stock

On May 13, 2019, we filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series B Preferred Stock (the “Series B Certificate of Designation”). Pursuant to the Series B Certificate of Designation, the Company designated 4,300,000 shares of its blank check preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has no stated value. In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will not be entitled to a per share preferential payment but will be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of Common Stock, as if all shares of Series B Preferred Stock had been converted to Common Stock immediately prior to the distribution. Each share of Series B Preferred Stock is convertible at the option of the holder into 0.83 shares of common stock for every one share of Series B Preferred Stock held (the “B Conversion Rate”). The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock (the “Beneficial Ownership Limit”). Under the Series B Certificate of Designation, no consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series B Preferred Stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDERS

The selling stockholders, including their transferees, pledgees, donees or their respective successors may from time to time offer and sell, pursuant to this prospectus and the applicable prospectus supplement, up to an aggregate of 23,742,666 shares of common stock issuable upon: (1) conversion or other payment of the Senior Secured Promissory Notes issued September 23, 2024 and November 26, 2024; (2) exercise of the Common Stock Purchase Warrants issued September 23, 2024 and November 26, 2024; and (3) exercise of the Common Stock Purchase Warrants issued October 5, 2020.

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If any selling stockholder offers and sells shares of common stock pursuant to this prospectus, then we will provide you with a prospectus supplement filed pursuant to Securities Act Rule 424(b)(7), as permitted by Rule 430B(b)(2), which will set forth the name of each selling stockholder, the number of shares of common stock beneficially owned by such selling stockholder and the number of the shares of common stock such selling stockholder is offering. The prospectus supplement also will disclose whether any of the selling stockholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the names of and number of shares of our common stock being sold by the selling stockholders;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or a selling stockholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or a selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker- dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

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Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

The selling stockholders may sell all or a portion of the shares of common stock described in this prospectus and any accompanying prospectus supplement and there can be no assurance that any selling stockholder will sell any or all of the shares of common stock described in this prospectus or any accompanying prospectus supplement. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

In addition to the methods described above, the selling stockholders may use any one or more of the following methods when disposing of their respective shares of common stock:

●	any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the Nasdaq Capital Market, on which the common stock is currently listed;

●	the over-the-counter market;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of shares of common stock at a stipulated price;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In addition to selling its shares of common stock under this prospectus, a selling stockholder may:

●	transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

●	sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

●	sell its common stock by any other legally available means.

LEGAL MATTERS

The Crone Law Group, P.C. has opined on the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of the Company as of April 30, 2024 and 2023, and for the years then ended included in this prospectus have been so included in reliance on the report of dbbmckennon, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended April 30, 2024 filed with the SEC on August 8, 2024;

●	our Annual Report to Security Holders for the year ended April 30, 2024 filed with the SEC on August 28, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2024 filed with the SEC on September 23, 2024;

●	our Current Reports on Form 8-K filed with the SEC on September 9, 2024; September 26, 2024; October 3, 2024; October 21, 2024; November 19, 2024; November 20, 2024; November 27, 2024; and December 2, 2024.

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, Ste. 2200, San Juan, PR 00901; (833) 373-3228.

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$100,000,000

Common Stock

Preferred Stock

Warrants

Units

and

Up to 23,742,666 Shares of Common Stock Offered by Selling Stockholders

Red Cat Holdings, Inc.

PROSPECTUS

December 11, 2024

Red Cat Holdings, Inc.

6,896,552 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Northland Capital Markets

June 17, 2025